Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL REPORTS FIRST QUARTER RESULTS; UPDATES 2025 GUIDANCE

•Sales of $9.8 Billion, Reported Sales Up 8%, Organic1 Sales Up 4%, Exceeding High End of Previous Guidance
•Earnings Per Share of $2.22 and Adjusted Earnings Per Share1 of $2.51, Exceeding High End of Previous Guidance by 26 Cents
•Backlog Up 8% Excluding Acquisitions, Led by Strength in Building Automation and Energy and Sustainability Solutions Businesses
•Deployed $2.9 Billion of Capital to Share Repurchases, Dividends, and Capital Expenditures; Announced the $2.2 Billion Acquisition of Sundyne
•Company Maintains Full-Year Organic Growth Guidance and Raises Adjusted Earnings Per Share Guidance, Including Net Expected Impact of Tariffs, Mitigation Actions, and Global Demand Uncertainty
•Separations Proceeding as Planned; Committed to Delivering for All Stakeholders

CHARLOTTE, N.C., April 29, 2025 -- Honeywell (NASDAQ: HON) today announced results for the first quarter that exceeded the company's guidance on all metrics. The company also maintained its full-year organic growth guidance, raised its adjusted earnings per share guidance range, and reiterated its free cash flow guidance range.
The company reported first-quarter year-over-year sales growth of 8% and organic1 sales growth of 4%, led by a second consecutive quarter of double-digit organic sales growth in both defense and space and building solutions. Operating margin contracted 30 basis points to 20.1% and segment margin1 was flat at 23.0%, exceeding previous guidance. Operating income increased 6% and segment profit1 increased 8% to $2.3 billion, driven by contribution from acquisitions and a continued focus on commercial excellence. Earnings per share for the first quarter was $2.22, flat year over year, and adjusted earnings per share1 was $2.51, up 7% year over year. Operating cash flow was $0.6 billion and free cash flow1 was $0.3 billion, up 61% year over year.
"Honeywell started the year off exceptionally well, exceeding guidance across all metrics, led by solid organic growth," said Vimal Kapur, chairman and chief executive officer of Honeywell. "For the third straight quarter, we delivered both sequential and year-over-year backlog growth, driven by healthy order rates and continuing customer demand for our differentiated offerings. Despite the volatile macroeconomic backdrop, we maintained segment margin consistent with last year, which is a testament to the value delivered by our Accelerator operating system. Though we have not yet seen it in our results, we recognize we face an uncertain global demand environment for the remainder of 2025, and our company will work tirelessly, leveraging all tools available to us, to deliver for customers and shareholders."

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Honeywell Q1’25 Results - 2

Kapur added, "As we look ahead to our planned spin of Advanced Materials and separation of our Automation and Aerospace businesses, we are even more confident about the significant opportunities for value creation and sustained growth as we transform into three industry-leading public companies."
As a result of the company's first-quarter performance and management's outlook for the remainder of the year, Honeywell updated its full-year sales, segment margin2, and adjusted earnings per share2,3 guidance. Full-year sales are now expected to be $39.6 billion to $40.5 billion with organic1 sales growth in the range of 2% to 5%. Segment margin2 is expected to be in the range of 23.2% to 23.5%, with segment margin2 expansion of 60 to 90 basis points year over year. Adjusted earnings per share2,3 is now expected to be in the range of $10.20 to $10.50, up 5 cents at the midpoint from the prior guidance range. Operating cash flow is still expected to be in the range of $6.7 billion to $7.1 billion. Free cash flow1 is still expected to be in the range of $5.4 billion to $5.8 billion. Excluding the impact of the Bombardier agreement signed in the fourth quarter of 2024, the company expects organic sales growth of 1% to 4%, segment margin down 10 to up 20 basis points year over year, and adjusted earnings per share down 1% to up 2% year over year. Guidance incorporates the net expected impact of current tariffs, mitigation actions, and global demand uncertainty. Guidance also assumes an early May close of the sale of the company's Personal Protective Equipment business but does not yet include the impact of the pending Sundyne acquisition. A summary of the company's full-year guidance changes can be found in Table 1.

Portfolio Transformation
In February, Honeywell announced that its Board of Directors concluded its comprehensive portfolio review and decided to pursue a separation of its Automation and Aerospace businesses. The planned separation, coupled with the previously announced plan to spin Advanced Materials, will result in three publicly-listed industry leaders and is intended to be completed in the second half of 2026. To oversee the transformation processes, this quarter Honeywell formed dedicated separation management offices to ensure that its business leaders can remain focused on managing day-to-day operations over the coming months.
During the quarter, Honeywell continued its judicious deployment of shareholder capital, highlighted by the announcement of its acquisition of Sundyne in March for $2.2 billion. Honeywell also repurchased $1.9 billion of its shares in the quarter, furthering its commitment to deploy at least $25 billion toward high-return capital expenditures, dividends, opportunistic share purchases, and accretive acquisitions through 2025.

First-Quarter Performance
Honeywell sales for the first quarter were up 8% year over year on a reported basis and 4% on an organic1 basis year over year. The first-quarter financial results can be found in Tables 2 and 3.
Aerospace Technologies sales for the first quarter increased 9% organically1 year over year, driven by continued strong performance in commercial aftermarket and defense and space. Commercial aftermarket sales grew 15%, led by increased demand in air transport and better output from supply chain improvements. Defense and space sales increased 10% on an organic basis, aided by ongoing geopolitical uncertainty. Backlog grew 9% as orders were up high-single digits in the quarter. Segment margin contracted 190 basis points to 26.3% on account of expected mix pressure and the impact of acquisitions, partially offset by productivity actions.
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Honeywell Q1’25 Results - 3

Industrial Automation sales declined 2% on an organic1 basis year over year in the first quarter. Warehouse and workflow solutions returned to growth in the quarter, increasing 5%. Process solutions was flat year over year, as high single-digit growth in lifecycle solutions was offset by modest declines in smart energy and thermal solutions. Productivity solutions and services declined 1% when excluding the impact of prior-year license and settlement payments, driven by demand headwinds in Europe. Sensing and safety technologies decreased 5% year over year, as weaker volumes in our personal protective equipment business more than offset continued recovery in sensing, which delivered a second consecutive quarter of sales growth and high-single-digit orders growth. Segment margin contracted 130 basis points to 17.8%, driven by receivables write-downs and volume deleverage, partially offset by productivity actions.
Building Automation sales for the first quarter increased 8% on an organic1 basis year over year. Building solutions grew 11% organically for a second consecutive quarter, led by strength in the Middle East and North America. Building products grew 6% organically, highlighted by double-digit growth in fire products and the fourth consecutive quarter of organic growth in security offerings. Orders grew both year over year and sequentially, led by double-digit growth in projects. Segment margin expanded 150 basis points to 26.0%, driven by volume leverage and productivity actions, partially offset by mix.
Energy and Sustainability Solutions sales for the first quarter declined 2% on an organic1 basis. UOP grew 2% in the quarter led by strength in both refining and petrochemicals projects and sustainability projects. Advanced materials sales declined 4% as strength in specialty chemicals and materials was offset by challenging prior year comparisons in fluorine products. However, double-digit order growth in fluorine products led to a 7% increase in advanced materials orders year over year. Segment margin expanded 230 basis points to 22.2% as a result of commercial excellence, productivity actions, and the year-over-year benefit of the margin-accretive LNG acquisition.

Conference Call Details
Honeywell will discuss its first-quarter results and full-year 2025 guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

TABLE 1: FULL-YEAR 2025 GUIDANCE2

	Previous Guidance	Current Guidance
Sales	$39.6B - $40.6B	$39.6B - $40.5B
Organic[1] Growth	2% - 5%	2% - 5%
Segment Margin	23.2% - 23.6%	23.2% - 23.5%
Expansion	Up 60 - 100 bps	Up 60 - 90 bps
Adjusted Earnings Per Share[3]	$10.10 - $10.50	$10.20 - $10.50
Adjusted Earnings Growth[3]	2% - 6%	3% - 6%
Operating Cash Flow	$6.7B - $7.1B	$6.7B - $7.1B
Free Cash Flow[1]	$5.4B - $5.8B	$5.4B - $5.8B

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Honeywell Q1’25 Results - 4

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS
(Dollars in millions, except per share amounts)

	1Q 2025	1Q 2024	Change
Sales	$9,822	$9,105	8%
Organic[1] Growth			4%
Operating Income	$1,970	$1,860	6%
Operating Income Margin	20.1%	20.4%	-30 bps
Segment Profit[1]	$2,258	$2,094	8%
Segment Margin[1]	23.0%	23.0%	0 bps
Earnings Per Share	$2.22	$2.23	—%
Adjusted Earnings Per Share[1]	$2.51	$2.34	7%
Operating Cash Flow	$597	$448	33%
Free Cash Flow[1]	$346	$215	61%

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS
(Dollars in millions)

AEROSPACE TECHNOLOGIES	1Q 2025	1Q 2024	Change
Sales	$4,172	$3,669	14%
Organic[1] Growth			9%
Segment Profit	$1,099	$1,035	6%
Segment Margin	26.3%	28.2%	-190 bps
INDUSTRIAL AUTOMATION
Sales	$2,378	$2,478	(4%)
Organic[1] Growth			(2%)
Segment Profit	$424	$474	(11%)
Segment Margin	17.8%	19.1%	-130 bps
BUILDING AUTOMATION
Sales	$1,692	$1,426	19%
Organic[1] Growth			8%
Segment Profit	$440	$350	26%
Segment Margin	26.0%	24.5%	150 bps
ENERGY AND SUSTAINABILITY SOLUTIONS
Sales	$1,561	$1,525	2%
Organic[1] Growth			(2%)
Segment Profit	$346	$303	14%
Segment Margin	22.2%	19.9%	230 bps

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin or adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market.

During the third quarter of 2024, Honeywell concluded the assets and liabilities of the personal protective equipment business (part of the Sensing and Safety Technologies business unit within the Industrial Automation segment) met the held for sale criteria; therefore, Honeywell presented the associated assets and liabilities of the business as held for sale in the Consolidated Balance Sheet beginning September 30, 2024. In the first quarter of 2025, the Company recognized a $15 million increase in the valuation allowance to write down the disposal group to fair value, less costs to sell.

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Honeywell Q1’25 Results - 5

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends - automation, the future of aviation, and energy transition - underpinned by our Honeywell Accelerator operating system and Honeywell Connected Enterprise integrated software platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations that help make the world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements related to the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, the sale of the personal protective equipment business, and the acquisition of Sundyne. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding, among other things, the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, the sale of the personal protective equipment business, and the acquisition of Sundyne. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the consummation of the spin-off of the Advanced Materials business into Solstice Advanced Materials, the proposed separation of Automation and Aerospace Technologies, the sale of our personal protective equipment business, and the acquisition of Sundyne, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, which can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell basis;
•Segment profit margin, on an overall Honeywell basis;
•Organic sales growth;
•Free cash flow; and
•Adjusted earnings per share.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q1’25 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Product sales	$6,645	$6,263
Service sales	3,177	2,842
Net sales	9,822	9,105
Costs, expenses and other
Cost of products sold[1]	4,251	4,035
Cost of services sold[1]	1,786	1,548
Total Cost of products and services sold	6,037	5,583
Research and development expenses	439	360
Selling, general and administrative expenses[1]	1,361	1,302
Impairment of assets held for sale	15	—
Other (income) expense	(200)	(231)
Interest and other financial charges	286	220
Total costs, expenses and other	7,938	7,234
Income before taxes	1,884	1,871
Tax expense	417	396
Net income	1,467	1,475
Less: Net income attributable to noncontrolling interest	18	12
Net income attributable to Honeywell	$1,449	$1,463
Earnings per share of common stock - basic	$2.24	$2.24
Earnings per share of common stock - assuming dilution	$2.22	$2.23
Weighted average number of shares outstanding - basic	648.2	652.3
Weighted average number of shares outstanding - assuming dilution	651.7	656.6

1	Cost of products and services sold and Selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

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Honeywell Q1’25 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
Net sales	2025	2024
Aerospace Technologies	$4,172	$3,669
Industrial Automation	2,378	2,478
Building Automation	1,692	1,426
Energy and Sustainability Solutions	1,561	1,525
Corporate and All Other	19	7
Total Net sales	$9,822	$9,105

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended March 31,
Segment profit	2025	2024
Aerospace Technologies	$1,099	$1,035
Industrial Automation	424	474
Building Automation	440	350
Energy and Sustainability Solutions	346	303
Corporate and All Other	(51)	(68)
Total Segment profit	2,258	2,094
Interest and other financial charges	(286)	(220)
Interest income[1]	90	105
Amortization of acquisition-related intangibles[2]	(136)	(70)
Impairment of assets held for sale	(15)	—
Stock compensation expense[3]	(61)	(53)
Pension ongoing income[4]	155	145
Pension mark-to-market expense	(14)	—
Other postretirement income[4]	4	6
Repositioning and other charges[5,6]	(45)	(93)
Other expense[7]	(66)	(43)
Income before taxes	$1,884	$1,871

1	Amounts included in Selling, general and administrative expenses.
2	Amounts included in Cost of products and services sold.
3	Amounts included in Selling, general and administrative expenses.
4	Amounts included in Cost of products and services sold (service cost component), Selling, general and administrative expenses (service cost component), Research and development expenses (service cost component), and Other (income) expense (non-service cost component).
5	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
6	Includes repositioning, asbestos, and environmental expenses.
7	Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

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Honeywell Q1’25 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$9,657	$10,567
Short-term investments	402	386
Accounts receivable, less allowances of $353 and $314, respectively	8,251	7,819
Inventories	6,611	6,442
Assets held for sale	1,393	1,365
Other current assets	1,331	1,329
Total current assets	27,645	27,908
Investments and long-term receivables	1,418	1,394
Property, plant and equipment—net	6,213	6,194
Goodwill	22,021	21,825
Other intangible assets—net	6,537	6,656
Insurance recoveries for asbestos-related liabilities	167	171
Deferred income taxes	229	238
Other assets	10,988	10,810
Total assets	$75,218	$75,196
LIABILITIES
Current liabilities
Accounts payable	$6,734	$6,880
Commercial paper and other short-term borrowings	5,756	4,273
Current maturities of long-term debt	1,332	1,347
Accrued liabilities	7,849	8,348
Liabilities held for sale	400	408
Total current liabilities	22,071	21,256
Long-term debt	25,744	25,479
Deferred income taxes	1,750	1,787
Postretirement benefit obligations other than pensions	110	112
Asbestos-related liabilities	1,283	1,325
Other liabilities	6,229	6,076
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,024	19,154
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$75,218	$75,196
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Honeywell Q1’25 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$1,467	$1,475
Less: Net income attributable to noncontrolling interest	18	12
Net income attributable to Honeywell	1,449	1,463
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities
Depreciation	174	166
Amortization	200	125
Gain on sale of non-strategic businesses and assets	(16)	—
Impairment of assets held for sale	15	—
Repositioning and other charges	45	93
Net payments for repositioning and other charges	(104)	(124)
Pension and other postretirement income	(145)	(151)
Pension and other postretirement benefit payments	(5)	(8)
Stock compensation expense	61	53
Deferred income taxes	(19)	3
Other	(196)	(158)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures
Accounts receivable	(424)	53
Inventories	(181)	(140)
Other current assets	35	63
Accounts payable	(149)	(381)
Accrued liabilities	(123)	(565)
Income taxes	(20)	(44)
Net cash provided by operating activities	597	448
Cash flows from investing activities
Capital expenditures	(251)	(233)
Proceeds from disposals of property, plant and equipment	23	—
Increase in investments	(351)	(238)
Decrease in investments	338	155
(Payments) receipts from settlements of derivative contracts	(125)	43
Cash paid for acquisitions, net of cash acquired	(5)	—
Net cash used for investing activities	(371)	(273)
Cash flows from financing activities
Proceeds from issuance of commercial paper and other short-term borrowings	4,855	2,223
Payments of commercial paper and other short-term borrowings	(3,413)	(2,470)
Proceeds from issuance of common stock	42	144
Proceeds from issuance of long-term debt	46	5,710
Payments of long-term debt	(44)	(573)
Repurchases of common stock	(1,902)	(671)
Cash dividends paid	(732)	(703)
Other	(32)	36
Net cash (used for) provided by financing activities	(1,180)	3,696
Effect of foreign exchange rate changes on cash and cash equivalents	44	(40)
Net (decrease) increase in cash and cash equivalents	(910)	3,831
Cash and cash equivalents at beginning of period	10,567	7,925
Cash and cash equivalents at end of period	$9,657	$11,756

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Honeywell Q1’25 Results - 10

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes the change to adjust for amortization of acquisition-related intangibles and certain acquisition- and divestiture-related costs provides investors with a more meaningful measure of its performance period to period, aligns the measure to how management will evaluate performance internally, and makes it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell’s business.
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Honeywell Q1’25 Results - 11

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

Three Months Ended March 31, 2025
Honeywell
Reported sales percent change	8%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	5%
Organic sales percent change	4%

Aerospace Technologies
Reported sales percent change	14%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	5%
Organic sales percent change	9%

Industrial Automation
Reported sales percent change	(4)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales percent change	(2)%

Building Automation
Reported sales percent change	19%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	13%
Organic sales percent change	8%

Energy and Sustainability Solutions
Reported sales percent change	2%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	5%
Organic sales percent change	(2)%
We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for the forward-looking measure of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Q1’25 Results - 12

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024
Operating income	$1,970	$1,860	$7,441
Stock compensation expense[1]	61	53	194
Repositioning, Other[2,3]	62	92	292
Pension and other postretirement service costs[4]	14	16	65
Amortization of acquisition-related intangibles[5]	136	70	415
Acquisition-related costs[6]	—	3	25
Indefinite-lived intangible asset impairment[1]	—	—	48
Impairment of assets held for sale	15	—	219
Segment profit	$2,258	$2,094	$8,699

Operating income	$1,970	$1,860	$7,441
÷ Net sales	$9,822	$9,105	$38,498
Operating income margin %	20.1%	20.4%	19.3%
Segment profit	$2,258	$2,094	$8,699
÷ Net sales	$9,822	$9,105	$38,498
Segment profit margin %	23.0%	23.0%	22.6%

1	Included in Selling, general and administrative expenses.
2	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
5	Included in Cost of products and services sold.
6	Included in Other (income) expense. Includes acquisition-related fair value adjustments to inventory and third-party transaction and integration costs.
We define operating income as net sales less total cost of products and services sold, research and development expenses, impairment of assets held for sale, and selling, general and administrative expenses. We define segment profit, on an overall Honeywell basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, and repositioning and other charges. We define segment profit margin, on an overall Honeywell basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall Honeywell basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q1’25 Results - 13

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2025	2024	2024	2025(E)
Earnings per share of common stock - diluted[1]	$2.22	$2.23	$8.71	$9.48 - $9.78
Pension mark-to-market expense[2]	0.02	—	0.14	No Forecast
Amortization of acquisition-related intangibles[3]	0.16	0.08	0.49	0.68
Acquisition-related costs[4]	0.01	0.01	0.09	0.02
Divestiture-related costs[5]	0.08	—	0.04	No Forecast
Russian-related charges[6]	—	0.02	0.03	—
Indefinite-lived intangible asset impairment[7]	—	—	0.06	—
Impairment of assets held for sale[8]	0.02	—	0.33	0.02
Adjusted earnings per share of common stock - diluted	$2.51	$2.34	$9.89	$10.20 - $10.50

1
For the three months ended March 31, 2025, and 2024, adjusted earnings per share utilizes weighted average shares of approximately 651.7 million and 656.6 million, respectively. For the twelve months ended December 31, 2024, adjusted earnings per share utilizes weighted average shares of approximately 655.3 million. For the twelve months ended December 31, 2025, expected earnings per share utilizes weighted average shares of approximately 643 million.

2	For the three months ended March 31, 2025, pension mark-to-market expense is approximately $10 million, net of tax benefit of $4 million, related to the termination of a foreign pension plan. For the twelve months ended December 31, 2024, pension mark-to-market expense was $95 million, net of tax benefit of $31 million.
3
For the three months ended March 31, 2025, and 2024, acquisition-related intangibles amortization includes approximately $103 million and $55 million, net of tax benefit of approximately $33 million and $15 million, respectively. For the twelve months ended December 31, 2024, acquisition-related intangibles amortization includes $324 million, net of tax benefit of approximately $91 million. For the twelve months ended December 31, 2025, expected acquisition-related intangibles amortization includes approximately $440 million, net of tax benefit of approximately $110 million.

4	For the three months ended March 31, 2025, and 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs, is approximately $6 million and $4 million, net of tax benefit of approximately $2 million and $1 million, respectively. For the twelve months ended December 31, 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $59 million, net of tax benefit of approximately $16 million. For the twelve months ended December 31, 2025, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs, is approximately $10 million, net of tax benefit of approximately $5 million.
5	For the three months ended March 31, 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction and separation costs, is approximately $51 million, net of tax expense of approximately $3 million. For the twelve months ended December 31, 2024, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction costs, is approximately $23 million, net of tax benefit of approximately $6 million.
6
For the three months ended March 31, 2024, and twelve months ended December 31, 2024, the adjustment is a $17 million expense, without tax benefit, due to the settlement of a contractual dispute with a Russian entity associated with the Company’s suspension and wind down activities in Russia.

7	For the twelve months ended December 31, 2024, the impairment charge of indefinite-lived intangible assets associated with the personal protective equipment business is $37 million, net of tax benefit of $11 million.
8	For the three months ended March 31, 2025, the impairment charge of assets held for sale is $15 million, without tax benefit. For the twelve months ended December 31, 2024, the impairment charge of assets held for sale is $219 million, without tax benefit. For the twelve months ended December 31, 2025, the expected impairment charge of assets held for sale is $15 million, without tax benefit.
We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense or the divestiture-related costs. The pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The divestiture-related costs are subject to detailed development and execution of separation restructuring plans for the announced separation of Automation and Aerospace Technologies. We therefore do not include an estimate for the pension mark-to-market expense or divestiture-related costs. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q1’25 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cash provided by operating activities	$597	$448
Capital expenditures	(251)	(233)
Free cash flow	$346	$215
We define free cash flow as cash provided by operating activities less cash for capital expenditures.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

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Honeywell Q1’25 Results - 15

Honeywell International Inc.
Reconciliation of Expected Cash Provided by Operating Activities to Expected Free Cash Flow
(Unaudited)
(Dollars in billions)

Twelve Months Ended December 31, 2025(E)
Cash provided by operating activities	~$6.7 - $7.1
Capital expenditures	~(1.3)
Free cash flow	~$5.4 - $5.8
We define free cash flow as cash provided by operating activities less cash for capital expenditures.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.